Filed Pursuant to Rule 424(b)(5)

Registration No. 333-190248

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares of Beneficial Interest, $0.01 par value	13,000,000	$57.70	$750,100,000	$45,518

(1)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the New York Stock Exchange on July 26, 2013.
(2)	The registration fee is being offset against previously paid registration fees aggregating $56,796, which reflect (i) a previously paid registration fee of $19,971 paid on the unsold securities registered on a prospectus supplement to the base prospectus contained in an automatic shelf registration statement on Form S-3 (No. 333-169956) filed with the SEC on July 18, 2011 and (ii) $36,825, which reflects a portion of previously paid registration fees of $61,392 paid on the unsold securities registered on a prospectus supplement to the base prospectus contained in an automatic shelf registration statement on Form S-3 (No. 333-169956) filed with the SEC on December 8, 2011.

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 30, 2013)

13,000,000 COMMON SHARES

We have entered into separate sales agency financing agreements, each dated or last amended and restated on July 31, 2013, with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”), BNY Mellon Capital Markets, LLC (“BNYMCM”) and Scotia Capital (USA) Inc. (“Scotiabank”, and together with Merrill Lynch, J.P. Morgan, Morgan Stanley and BNYMCM, the “Sales Agents”), in each case relating to offers and sales of our common shares of beneficial interest, $0.01 par value (the “Common Shares”). In accordance with the terms of these sales agency financing agreements, we may offer and sell up to an aggregate of 13,000,000 Common Shares from time to time through the Sales Agents, as our agents for the offer and sale of the Common Shares. The Common Shares offered by this prospectus supplement include 5,998,395 Common Shares previously registered but unsold under a prospectus supplement dated December 8, 2011 to the prospectus dated October 15, 2010.

The Common Shares will be offered at market prices prevailing at the time of sale. Each respective Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price of all Common Shares sold through it.

If a Sales Agent engages in special selling efforts, as that term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sales Agent will receive from us a commission to be agreed upon at the time of sale.

Our Common Shares are listed on the New York Stock Exchange under the symbol “EQR.” On July 26, 2013, the last reported sale price of our Common Shares as reported on the NYSE was $58.09 per share.

Investing in our Common Shares involves risks. See “Risk Factors” on page S-3 of this prospectus supplement, as well as the risk factors under the heading “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	BNY Mellon Capital Markets, LLC	J.P. Morgan	Morgan Stanley	Scotiabank

Prospectus Supplement dated July 31, 2013

PROSPECTUS SUPPLEMENT

The Company	S-1
The Offering	S-2
Risk Factors	S-3
Forward-Looking Statements	S-4
Use of Proceeds	S-4
Supplemental Federal Income Tax Considerations	S-5
Plan of Distribution	S-6
Legal Matters	S-8
Experts	S-8

PROSPECTUS
About This Prospectus	i
Where You Can Find More Information About Us	1
Special Note Regarding Forward-Looking Statements	2
Equity Residential and ERP Operating Limited Partnership	3
Anticipated Use of Proceeds	3
Ratios of Earnings to Combined Fixed Charges	3
Description of Equity Residential Securities	4
Description of ERP Operating Limited Partnership Securities	18
Federal Income Tax Considerations Related to Common Shares	35
Plan of Distribution	44
Experts	45
Legal Matters	45

When we refer to “the Company,” “we,” “us,” or “our” or similar expressions in this prospectus supplement, we mean Equity Residential, a Maryland real estate investment trust, and its direct and indirect subsidiaries, including ERP Operating Limited Partnership, its operating partnership.

This prospectus supplement is a supplement to the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and supersede the information in the prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information About Us” in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and no Sales Agent has, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor is this prospectus supplement or the accompanying prospectus an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. When we or any of the Sales Agents deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement or the accompanying prospectus, neither we nor such Sales Agent are implying that the information is current as of the date of the delivery or sale.

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THE COMPANY

We are a Maryland real estate investment trust (“REIT”) formed in March 1993 and an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We have elected to be taxed as a REIT for federal income tax purposes. Our corporate headquarters are located in Chicago, Illinois and we also operate property management offices in each of our markets.

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300. Our website is located at www.equityresidential.com. Information on our website is not deemed to be part of this prospectus supplement or the attached prospectus.

THE OFFERING

Common Shares offered by us	Up to 13,000,000 Common Shares

Use of proceeds	We intend to use the proceeds from this offering for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties (including possible portfolio or asset acquisitions, business combinations or joint ventures) as suitable opportunities arise and the reduction of debt. See “Use of Proceeds.”

NYSE symbol	EQR

RISK FACTORS

In addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider any additional information and risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) any other documents we file with the Securities and Exchange Commission (“SEC”) after the date of this prospectus supplement that are deemed incorporated by reference in this prospectus supplement before making an investment decision. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations, and could cause the trading price of our Common Shares to decline, resulting in the loss of all or part of your investment.

The unaudited pro forma financial information incorporated by reference in this prospectus supplement may not be indicative of our actual financial position or results of operations, and the purchase price of the Archstone Assets may not reflect the prices that we would obtain if such assets were sold to a third party.

On February 27, 2013, we and AvalonBay Communities, Inc. acquired all of the assets and interests (the “Archstone Transaction”) in various entities affiliated with Archstone Enterprise LP, which subsequently changed its name to Jupiter Enterprise LP, constituting a portfolio of apartment properties and other assets (the “Archstone Assets”).

The unaudited pro forma financial information incorporated by reference in this prospectus supplement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Archstone Transaction been completed as of the date indicated. The unaudited pro forma financial information reflects adjustments, which are based upon assumptions and preliminary estimates that we believe to be reasonable, including an estimate relating to the financing of the Archstone Transaction, but we can provide no assurance that any or all of such assumptions or estimates are correct.

We did not obtain third-party appraisals for the Archstone Assets and based the purchase price for such assets on internal valuations. Accordingly, the values of such assets as set forth in our pro forma financial statements may not reflect the prices that we would obtain if such assets were sold to a third party.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” in the accompanying prospectus contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in our filings with the SEC incorporated by reference, and other similar statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein, identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We intend to use the proceeds from this offering for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties (including possible portfolio or asset acquisitions, business combinations or joint ventures) as suitable opportunities arise and the reduction of debt. Net proceeds may be temporarily invested prior to use.

Certain affiliates of the Sales Agents are lenders, and in some cases agents or managers for the lenders, under our operating partnership’s unsecured revolving credit facility and unsecured term loan facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under either of these facilities, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts.

SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion, together with the discussion under the heading “Federal Income Tax Considerations Related to Common Shares” in the accompanying prospectus, summarizes the federal income tax considerations anticipated to be material to a holder of our Common Shares. This discussion supplements, and should be read in conjunction with, and is subject to the qualifications and limitations set forth in, the discussion under the heading “Federal Income Tax Considerations Related to Common Shares” in the accompanying prospectus, as supplemented by the discussion under the heading “Federal Income Tax Considerations” in our annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein.

EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, IN LIGHT OF HIS OR HER SPECIFIC OR UNIQUE CIRCUMSTANCES, OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Our Taxation

We elected REIT status beginning with the year that ended December 31, 1992. We believe that we have qualified as a REIT for each of our taxable years commencing with our taxable year ended December 31, 1992, and that our current structure and method of operation is such that we will continue to qualify as a REIT.

DLA Piper LLP (US) has acted as our tax counsel in connection with this offering. As a condition to the establishment of this offering, and from time to time as a condition to sales of Common Shares pursuant to this prospectus supplement, DLA Piper LLP (US) will provide an opinion to the Sales Agents to the effect that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for our taxable years ended December 31, 1992 through December 31, 2012, and that our current organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2013 and thereafter. It must be emphasized that this opinion is based on various assumptions and factual representations made by us and our operating partnership relating to our organization, prior and expected operations, and the organization and prior and expected operations of our operating partnership, and all of the various partnerships, limited liability companies and corporate entities in which we presently have an ownership interest, or in which we had an ownership interest in the past. DLA Piper LLP (US) will not review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations or, as applicable, the operations of our operating partnership, and our subsidiary entities, including the sources of gross income, the composition of assets, the level of distributions to shareholders and the diversity of share ownership, for any particular taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

PLAN OF DISTRIBUTION

On February 3, 2011, we entered into separate amended and restated sales agency financing agreements with Merrill Lynch, J.P. Morgan and Morgan Stanley and a sales agency financing agreement with BNYMCM (collectively, the “Sales Agency Financing Agreements”) that contemplated the offer and sale of up to an aggregate of 10,000,000 Common Shares from time to time through Merrill Lynch, J.P. Morgan, Morgan Stanley and BNYMCM, as our agents for the offer and sale of the shares. Prior to July 30, 2013, we issued and sold 4,001,605 Common Shares under the Sales Agency Financing Agreements.

On July 31, 2013, we amended and restated the Sales Agency Financing Agreements, and also entered into a new sales agency financing agreement with Scotiabank, under which we may issue and sell up to an aggregate of 13,000,000 Common Shares from time to time through the Sales Agents, as our agents for the offer and sale of the shares, for a three-year period. The 13,000,000 Common Shares available for issuance includes the 5,998,395 Common Shares that were not sold under the Sales Agency Financing Agreements plus 7,001,605 additional Common Shares. The sales, if any, of the Common Shares under a sales agency financing agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our Common Shares, or sales made to or through a market maker or through an electronic communications network. In addition, our Common Shares may be offered and sold by such other methods, including privately negotiated transactions, as we and any Sales Agent agree to in writing.

From time to time during the term of the sales agency financing agreements, we may deliver an issuance notice to one of the Sales Agents specifying the length of the selling period, the amount of the Common Shares to be sold and the minimum price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the respective sales agency financing agreements, each Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or any such Sales Agent may suspend the offering of our Common Shares at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of our Common Shares will occur on the third trading day following the date on which any sales were made, unless we agree otherwise with the relevant Sales Agent. The obligation of any Sales Agent under its respective sales agency financing agreement to sell shares pursuant to any issuance notice is subject to a number of conditions, which such Sales Agent reserves the right to waive in its sole discretion.

We will pay each respective Sales Agent commissions not to exceed an aggregate 2.0% of the gross sales price of all shares sold through it as agent under its sales agency financing agreement.

If a Sales Agent engages in special selling efforts, as that term is used in Regulation M under the Exchange Act, the Sales Agent will receive from us a commission to be agreed upon at the time of sale.

We will report at least quarterly the number of the Common Shares sold through the Sales Agents, as agents, in at-the-market offerings and the net proceeds to us in connection with such sales of our Common Shares.

Sales of our Common Shares as contemplated by this prospectus supplement will be settled through the facilities of the Depository Trust Company or by such other means as we and the Sales Agents may agree upon.

In connection with the sale of our Common Shares hereunder, the Sales Agents may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agents have determined that our Common Shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under that Act. If a Sales Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of

Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of the Common Shares under the sales agency financing agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Sales Agent and us.

We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agents under the sales agency financing agreements, will be approximately $100,000.

The offering of our Common Shares pursuant to any sales agency financing agreement will terminate upon the earlier of (1) the sale of all of our Common Shares subject to the sales agency financing agreements, (2) the third anniversary of the date of such sales agency financing agreement, and (3) termination of such sales agency financing agreement by either us or the respective Sales Agent at any time in the respective party’s sole discretion.

We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, our Common Shares or securities convertible into or exchangeable for our Common Shares, warrants or any rights to purchase or acquire our Common Shares for a period beginning on the first trading day prior to the delivery of any issuance notice to any of the Sales Agents and ending on the first trading day following the settlement date for our Common Shares sold pursuant to the applicable issuance notice, without the prior written consent of such respective Sales Agent. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to sales of:

•	the Common Shares we offer or sell pursuant to the sales agency financing agreement;

•	the Common Shares (or our operating partnership’s limited partnership units) we issue in connection with acquisitions;

•	the Common Shares we issue upon conversion of convertible securities, such as our operating partnership’s limited partnership units, or the exercise of warrants, options or other rights; or

•

the Common Shares and options to purchase shares we issue, in either case, pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend investment plan.

In the ordinary course of business, each of the Sales Agents and/or their affiliates have performed and continue to perform, and may in the future perform, commercial banking, investment banking and advisory services for us and our affiliates for which they have received, and will in the future receive, customary compensation. Bank of America, N.A., an affiliate of Merrill Lynch, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan, Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley, The Bank of New York Mellon, an affiliate of BNYMCM, and The Bank of Nova Scotia, an affiliate of Scotiabank, each holds a commitment under our operating partnership’s unsecured revolving credit facility and may receive a portion of amounts we may borrow or re-borrow in the future under this credit facility that may be repaid from the proceeds of offerings pursuant to the sales agency financing agreements. In addition, each of these lenders or their affiliates also holds a commitment under our operating partnership’s unsecured term loan facility and may receive a portion of amounts that may be repaid under this facility from the proceeds of offerings pursuant to the sales agency financing agreements. In some cases, these lenders or their affiliates also are agents or managers for the lenders under our operating partnership’s unsecured revolving credit facility and unsecured term loan facility. See “Use of Proceeds.”

LEGAL MATTERS

DLA Piper LLP (US), Chicago, Illinois, will pass upon certain matters relating to this offering for us. Certain legal matters will be passed upon for the Sales Agents by Morrison & Foerster LLP. Morrison & Foerster LLP has from time to time represented us on certain matters.

EXPERTS

The consolidated financial statements and schedule of Equity Residential and ERP Operating Limited Partnership appearing in Equity Residential’s and ERP Operating Limited Partnership’s Current Report (Form 8-K) dated June 14, 2013 for the year ended December 31, 2012, and the effectiveness of Equity Residential’s and ERP Operating Limited Partnership’s internal control over financial reporting as of December 31, 2012, appearing in Equity Residential’s and ERP Operating Limited Partnership’s Annual Report (Form 10-K) dated February 21, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined statement of revenue and certain expenses of the Archstone Portfolio for the year ended December 31, 2012, appearing in Equity Residential’s and ERP Operating Limited Partnership’s Current Report on Form 8-K/A, filed with the SEC on March 6, 2013, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of such firm as experts in accounting and auditing. KPMG LLP’s report on the combined statement of revenue and certain expenses of the Archstone Portfolio contains a paragraph that states that the combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the SEC, as described in Note 1 to the combined statement of revenue and certain expenses, and it is not intended to be a complete presentation of the Archstone Portfolio’s revenue and expenses.

PROSPECTUS

EQUITY RESIDENTIAL

Common Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Warrants

EQR Debt Securities

Guarantees

ERP OPERATING LIMITED PARTNERSHIP

ERP Debt Securities

Guarantees

From time to time Equity Residential may offer (i) common shares of beneficial interest, $0.01 par value per share (“Common Shares”), (ii) in one or more series preferred shares of beneficial interest, $0.01 par value per share (“Preferred Shares”), (iii) in one or more series Preferred Shares represented by depositary shares (“Depositary Shares”), (iv) share purchase contracts (“Share Purchase Contracts”), (v) warrants (“Warrants”), (vi) debt securities (“EQR Debt Securities”), and (vii) guarantees of debt securities of ERP Operating Limited Partnership. The Common Shares, Preferred Shares, Depositary Shares, Share Purchase Contracts, Warrants, EQR Debt Securities, and guarantees of debt securities of ERP Operating Limited Partnership (collectively, the “EQR Securities”) may be offered, separately or together, in separate series (with respect to Preferred Shares, Depositary Shares and EQR Debt Securities), in amounts, at prices and on terms to be described in one or more supplements to this prospectus.

From time to time ERP Operating Limited Partnership may offer (i) unsecured senior or subordinated debt securities (“ERP Debt Securities”) and (ii) guarantees of EQR Debt Securities (together, the “ERP Securities” and, together with the EQR Securities, the “Securities”), in amounts, at prices and on terms to be described in one or more supplements to this prospectus.

When we decide to offer the Securities, we will prepare a prospectus supplement describing the offering and the particular terms of the Securities we are selling, which terms will include, among other things: (i) in the case of Preferred Shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; (ii) in the case of Common Shares, any initial public offering price; and (iii) in the case of Depositary Shares, the fractional Preferred Shares represented by each Depositary Share and the applicable terms of those Preferred Shares. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust (a “REIT”) for federal income tax purposes. Any prospectus supplement describing the offering and the particular terms of debt securities will include, among other things:

•	The issuer of the debt securities,

•	The specific title of the debt securities,

•	The amount of the offering and the offering price,

•	The form of the debt securities (which may be registered or bearer, certificated or global),

•	The denominations in which the debt securities may be offered,

•	The maturity date,

•	The rate of interest (or manner of calculation thereof) and date of payment of interest,

•	Any applicable terms for redemption (at our option) or repayment (at your option),

•	Terms for any sinking fund payments,

•	Covenants,

•	Any material United Stated federal income tax considerations, and

•	The exchanges upon which we intend to apply to list the debt securities, if any.

The applicable prospectus supplement also will contain information, where applicable, about the material U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus supplement, not contained in this prospectus.

The Securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution.” No Securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of such Securities.

You should read this prospectus and any prospectus supplement carefully before you make an investment in our Securities.

The Common Shares are listed on the New York Stock Exchange under the symbol “EQR.”

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 and our telephone number is (312) 474-1300.

Investing in our securities involves risks. Before buying our securities, you should read and consider the risk factors included in our periodic reports, in the prospectus supplements or any free writing prospectus relating to any specific offering, and in other information that we file with the Securities and Exchange Commission. See “Where You Can Find More Information About Us” and “Special Note Regarding Forward-Looking Statements.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2013.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” By using an automatic shelf registration statement, we may, at any time and from time to time, sell the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information About Us.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated or deemed to be incorporated by reference in this prospectus and the additional information described under the heading “Where You Can Find More Information About Us” in this prospectus.

Unless the context otherwise requires or as otherwise specified, references in this prospectus to “we,” “us,” or “our” refer to Equity Residential and its subsidiaries, including ERP Operating Limited Partnership. In addition, we sometimes refer to ERP Operating Limited Partnership as the “Operating Partnership” and to Equity Residential as the “Company.”

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

This prospectus does not contain all of the information included in the related registration statement. Parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. In accordance with SEC rules and regulations, we have filed agreements and documents that we are required to file as exhibits to the registration statement. Please see such agreements and documents for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Equity Residential and ERP Operating Limited Partnership file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you at the SEC’s web site at http://www.sec.gov and at our website at http://www.equityapartments.com. The contents of our website are not deemed to be part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede information in prior filings. We incorporate by reference into this prospectus our documents listed below:

•	Annual Report of Equity Residential and ERP Operating Limited Partnership on Form 10-K for the year ended December 31, 2012 (File Nos. 001-12252 and 000-24920);

•	Quarterly Report of Equity Residential and ERP Operating Limited Partnership on Form 10-Q for the quarter ended March 31, 2013 (File Nos. 001-12252 and 000-24920);

•

Current Reports of Equity Residential on Form 8-K filed on January 7, 2013, January 15, 2013, February 28, 2013 (and the amendment to such Current Report on Form 8-K filed March 6, 2013), March 18, 2013, April 16, 2013, May 24, 2013, June 13, 2013, June 17, 2013 and June 26, 2013 (File No. 001-12252);

•

Current reports of ERP Operating Limited Partnership on Form 8-K filed on January 7, 2013, January 15, 2013, February 28, 2013 (and the amendment to such Current Report on Form 8-K filed March 6, 2013), March 18, 2013, April 8, 2013, April 16, 2013, May 24, 2013, June 17, 2013 and June 26, 2013 (File No. 000-24920); and

•	Description of Equity Residential’s Common Shares contained in its registration statement on Form 8-A/A dated August 10, 1993 (File No. 001-12252).

All documents filed by either of us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing to or telephoning either of us at the following address:

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Attention: Investor Relations

Telephone number: (888) 879-6356

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under “Where You Can Find More Information About Us” contain certain information that we intend to be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms.

Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption “Risk Factors” contained in the Annual Report on Form 10-K of Equity Residential and ERP Operating Limited Partnership for the year ended December 31, 2012, which is incorporated herein by reference, and other similar statements contained in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, those developments could have a material adverse effect on our business, financial condition and results of operations.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus and the documents incorporated by reference or deemed incorporated by reference herein will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

EQUITY RESIDENTIAL AND ERP OPERATING LIMITED PARTNERSHIP

Equity Residential is a Maryland REIT formed in March 1993 and an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. Equity Residential is the managing general partner of ERP Operating Limited Partnership and has elected to be taxed as a REIT. As of June 30, 2013, we had a national portfolio of 398 multifamily properties containing 113,388 apartment units located in 12 states and the District of Columbia.

ERP Operating Limited Partnership was formed in May 1993 to conduct the multifamily residential property business of Equity Residential. ERP Operating Limited Partnership is a limited partnership organized under the laws of the State of Illinois.

Our principal executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

ANTICIPATED USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the proceeds from the sale of the Securities for working capital and general company purposes, including, without limitation, the acquisition or development of multifamily properties and the repayment of debt. Net proceeds may be temporarily invested prior to use.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth Equity Residential’s and ERP Operating Limited Partnership’s ratios of (i) earnings before combined fixed charges to total combined fixed charges and (ii) earnings before combined fixed charges and preferred distributions to total combined fixed charges and preferred distributions for the periods shown.

	For the quarters ended March 31,[1]		For the years ended December 31,[1]
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings before combined fixed charges to total combined fixed charges (1)	—	—	1.35	—	—	—	—
Ratio of earnings before combined fixed charges and preferred distributions to total combined fixed charges and preferred distributions (1)	—	—	1.34	—	—	—	—

(1)	For the quarters ended March 31, 2013 and 2012 and the years ended December 31, 2011, 2010, 2009 and 2008, the coverage deficiencies approximated $162.8 million, $21.9 million, $47.8 million, $194.3 million, $196.5 million and $274.1 million, respectively. All ratios have been reduced due to the disposition of properties which resulted in the inclusion of those properties in discontinued operations. The ratios have been further reduced due to non-cash depreciation expense and impairment charges and premiums on the redemption of preferred shares and/or preference units/interests. We were in compliance with our unsecured public debt covenants for all periods presented.

Ratio of earnings before combined fixed charges to total combined fixed charges represents the ratio of income from continuing operations plus fixed charges (principally interest and other financing costs incurred) and less preferred distributions to fixed charges. Ratio of earnings before combined fixed charges and preferred distributions to total combined fixed charges and preferred distributions represents the ratio of income from continuing operations plus fixed charges (principally interest and other financing costs incurred) and preferred distributions to fixed charges and preferred distributions.

DESCRIPTION OF EQUITY RESIDENTIAL SECURITIES

The following description sets forth certain general terms and provisions of the EQR Securities to which any prospectus supplement may relate. The particular terms of the EQR Securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such EQR Securities. Please note that in this section entitled “Description of Equity Residential Securities,” references to “the Company,” “we,” “our” and “us” refer to Equity Residential, as the issuer of EQR Securities, unless the context requires otherwise.

The summary of the terms of the shares of beneficial interest of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Restatement of Declaration of Trust of the Company dated December 9, 2004 (“Declaration of Trust”), as amended and/or restated from time to time, and the Seventh Amended and Restated Bylaws of the Company, as adopted on December 14, 2010, as amended, supplemented and/or restated from time to time, each of which is incorporated herein by reference.

Our Declaration of Trust provides that we may issue up to 1,100,000,000 shares of beneficial interest, consisting of 1,000,000,000 Common Shares and 100,000,000 Preferred Shares. As of June 30, 2013, 360,312,049 Common Shares and 1,000,000 Preferred Shares were issued and outstanding.

Both the Maryland REIT law and our Declaration of Trust provide that no shareholder of the Company will be liable for any debt or obligation of the Company solely as a result of his or her status as a shareholder of the Company. Our Declaration of Trust further provides that the Company has the power to indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder and to reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability.

Common Shares

Distributions. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of our Declaration of Trust regarding excess shares (as defined herein), holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees of the Company (the “Board of Trustees”) out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. Holders of Common Shares have no right to any dividend or distribution unless and until authorized and declared by the Board of Trustees. The Company currently pays regular quarterly distributions.

Voting Rights. Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding Common Share entitles the holder to one vote on the following matters: (a) the election or removal of Trustees; (b) the amendment of our Declaration of Trust; (c) the voluntary dissolution or termination of Equity Residential; (d) the merger of Equity Residential, provided, however, that the shareholders shall not be entitled to vote on a merger of Equity Residential which may be approved pursuant to the provisions of the Maryland REIT law by a majority of the entire Board of Trustees without a vote of the shareholders and, further provided, that if a shareholder vote is required pursuant to the provisions of the Maryland REIT law, such merger shall be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon, (e) the sale or other disposition of all or substantially all of Equity Residential’s assets, provided, however, that the sale or other disposition of all or substantially all of Equity Residential’s assets shall be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon, and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the shareholders for consideration. Except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any Trustees.

Conversion, Redemption, Liquidation Rights. Holders of Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration of Trust regarding excess shares, Common Shares have equal distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by the Maryland REIT law, appraisal rights.

Pursuant to the Maryland REIT law, a REIT generally cannot amend its declaration of trust or merge unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, and amendments to the Declaration of Trust in connection with a merger, may be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon. Under the Maryland REIT law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or the Maryland REIT law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by the Board of Trustees. Subject to the provisions of any class or series of our shares outstanding, after approval of the Board of Trustees, Equity Residential may be dissolved or terminated by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Registrar and Transfer Agent. The registrar and transfer agent for the Common Shares is Computershare Trust Company, N.A.

Restriction on Ownership and Transfer. For the Company to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made). To facilitate maintenance of its qualification as a REIT for federal income tax purposes, we generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% (in value or number of shares, whichever is more restrictive) of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% (in value or number of shares, whichever is more restrictive) of the issued and outstanding shares of any class or series of the Company’s Preferred Shares (collectively, the “Ownership Limit”).

Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the Ownership Limit. The ownership attribution rules under the Internal Revenue Code are complex and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 5% of the outstanding Common Shares and thus subject such Common Shares to the Ownership Limit. The Board of Trustees shall grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as “individuals” for purposes of the Internal Revenue Code if it is satisfied that such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company’s status as a REIT. As a condition of such waiver, the Board of Trustees may require undertakings or representations from the applicant with respect to preserving the REIT status of the Company. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made.

The Board of Trustees of the Company will have the authority to increase the Ownership Limit from time to time, but will not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of Common Shares could beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.

The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT.

If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the Ownership Limit (referred to as “excess shares”) and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the “Prohibited Owner”) shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the “Beneficiary”). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited

Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such lower percentage as provided in the rules and regulations promulgated under the Internal Revenue Code) of the outstanding shares of beneficial interest of the Company must give a written notice to the Company within 30 days after the end of each taxable year stating such person’s name and address, the number of shares owned by such person and a description of the manner in which such shares are held. Any record holder who holds shares as nominee for another person who is required to include in gross income the distributions received on such shares must give notice stating the name and address of such other person and the number of shares of such other person with respect to which such record holder is nominee. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to ensure compliance with the ownership limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

All Common Shares offered hereby will, when issued, be duly authorized, fully paid and non-assessable.

Preferred Shares

General. The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any prospectus supplement may relate.

The Board of Trustees is empowered by the Declaration of Trust to designate and issue from time to time one or more series of Preferred Shares without shareholder approval. The Board of Trustees may determine the relative rights, preferences and privileges of each series of Preferred Shares so issued. Because the Board of

Trustees has the power to establish the preferences and rights of each series of Preferred Shares, it may afford the holders of any series of Preferred Shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The Preferred Shares will, when issued, be fully paid and non-assessable.

As of June 30, 2013, the Company had outstanding 1,000,000 Series K Preferred Shares (liquidation preference $50.00 per share). Distributions on the Series K Preferred Shares are cumulative from the date of original issue and payable quarterly on the last day of March, June, September and December of each year, in an amount per share equal to $4.145 per annum. The Series K Preferred Shares are not redeemable prior to December 10, 2026. On or after December 10, 2026, the Series K Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at a redemption price equal to the liquidation price of $50.00 per share, plus accrued and unpaid distributions, if any, to the redemption date. The redemption price of the Series K Preferred Shares (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company, which may include other series of Preferred Shares. The Series K Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into any other securities of the Company. The Company may redeem the Series K Preferred Shares in certain circumstances relating to maintenance of its status as a REIT. See “—Redemption” and “Common Shares—Restriction on Ownership and Transfer.” The other terms of the Preferred Shares are described generally below.

The prospectus supplement relating to any series of Preferred Shares offered thereby will contain the specific terms thereof, including, without limitation:

(1)	The title and stated value of such series of Preferred Shares;

(2)	The number of such series of Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

(3)	The distribution rate(s), period(s) and /or payment date(s) or method(s) of calculation thereof applicable to such series of Preferred Shares;

(4)	The date from which distributions on such series of Preferred Shares shall accumulate, if applicable;

(5)	The procedures for any auction and remarketing, if any, for such series of Preferred Shares;

(6)	The provision for a sinking fund, if any, for such series of Preferred Shares;

(7)	The provision for redemption, if applicable, of such series of Preferred Shares;

(8)	Any listing of such series of Preferred Shares on any securities exchange;

(9)	The terms and conditions, if applicable, upon which such series of Preferred Shares will be convertible into Common Shares, including the conversion price (or manner of calculation thereof);

(10)	Whether interests in such series of Preferred Shares will be represented by Depositary Shares;

(11)	Any other specific terms, preferences, rights, limitations or restrictions of such series of Preferred Shares;

(12)	A discussion of all material federal income tax considerations, if any, applicable to such series of Preferred Shares that are not discussed in this prospectus;

(13)	The relative ranking and preferences of such series of Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

(14)	Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

(15)	Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

Rank. Unless otherwise specified in the applicable prospectus supplement, the series of Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares, and to all equity securities ranking junior to such series of Preferred Shares; (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank on a parity with such series of Preferred Shares; and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to such series of Preferred Shares. The term “equity securities” does not include convertible debt securities.

Distributions. Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash distributions (or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares) at such rates and on such dates as will be set forth in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. Each such distribution shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees of the Company.

Distributions on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. If the Board of Trustees of the Company fails to declare a distribution payable on a distribution payment date on any series of the Preferred Shares for which distributions are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Company will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are declared payable on any future distribution payment date.

Unless otherwise specified in the prospectus supplement and Articles Supplementary establishing such series of Preferred Shares, if any Preferred Shares of any series are outstanding, no full distributions shall be declared or paid or set apart for payment on any shares of beneficial interest of the Company of any other series ranking, as to distributions, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past distribution periods and the then current distribution period or (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to distributions with the Preferred Shares of such series, all distributions declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to distributions with such Preferred Shares shall be declared pro rata so that the amount of distributions declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued distributions per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Preferred Shares of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in Common Shares or other shares of beneficial interest ranking junior to the Preferred Shares of such series as to distributions and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation, nor shall any Common Shares, or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation).

If, for any taxable year, the Company elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code) any portion (the “Capital Gains Amount”) of the dividends (within the meaning of the Internal Revenue Code) paid or made available for the year to holders of all classes of shares of beneficial interest (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Internal Revenue Code) paid or made available to the holders of the Preferred Shares for the year and the denominator of which shall be the Total Dividends.

Redemption. If so provided in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares, the Preferred Shares of such series will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement and Articles Supplementary establishing such series of Preferred Shares.

The prospectus supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such Preferred Shares do not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Company, the terms of such Preferred Shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable shares of beneficial interest of the Company pursuant to conversion provisions specified in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares.

Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all Preferred Shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the current distribution period and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to assist in maintaining the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number and series of Preferred Shares to be redeemed; (iii) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (iv) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all of the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of shares of beneficial interest of the Company ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares beneficial interest of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights. Holders of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement and Articles Supplementary establishing such series of Preferred Shares.

Whenever distributions on any series of Preferred Shares shall be in arrears for six or more quarterly periods, the holders of such series of Preferred Shares (voting separately as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Trustees of the Company at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until (i) if such series of Preferred Shares has a cumulative distribution, all distributions accumulated on such series of Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Shares do not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Company will be increased by two Trustees.

Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of Preferred Shares with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of beneficial interest of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of our Declaration of Trust or the Articles Supplementary for such series of Preferred Shares, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares of such series remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares of such series and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Preferred Shares of such series shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights. The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares of such series are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares of such series or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares.

Registrar and Transfer Agent. The registrar and transfer agent for the Preferred Shares will be set forth in the applicable prospectus supplement.

Depositary Shares

General. The Company may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Preferred Shares of each series represented by Depositary Shares will be deposited under a separate deposit agreement (each, a “Deposit Agreement”) among the Company, the depositary named therein (the “Preferred Share Depositary”) and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Shares by the Company to the Preferred Share Depositary, the Company will cause the Preferred Share Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the following summary of the form thereof is qualified in its entirety by reference thereto.

Distributions. The Preferred Share Depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary.

In the event of a distribution other than in cash, the Preferred Share Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Share Depositary, unless the Preferred Share Depositary determines that it is not feasible to make such distribution, in which case the Preferred Share Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Shares converted into excess shares.

Withdrawal of Shares. Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Share Depositary (unless the related Depositary Shares have previously been called for redemption or converted into excess shares), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the Preferred Share Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption. Whenever the Company redeems Preferred Shares held by the Preferred Share Depositary, the Preferred Share Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided the Company shall have paid in full to the Preferred Share Depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company that will not result in the issuance of any excess shares.

From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Share Depositary.

Voting Rights. Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the Preferred Share Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Preferred Share Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder’s Depositary Shares. The Preferred Share Depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Share Depositary in order to enable the Preferred Share Depositary to do so. The Preferred Share Depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Share Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Share Depositary.

Liquidation Preference. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each Preferred Share represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable prospectus supplement.

Conversion. The Depositary Shares, as such, are not convertible into Common Shares or any other securities or property of the Company, except in connection with certain conversions in connection with the preservation of the Company’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Share Depositary with written instructions to the Preferred Share Depositary to instruct the Company to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such Depositary Receipts into whole Common Shares, other Preferred Shares (including excess shares) of the Company or other shares of beneficial interest, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Shares to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Share Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Preferred Share Depositary if (i) such termination is necessary to assist in maintaining the Company’s status as a REIT or (ii) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the Preferred Share Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Share Depositary with respect to such Depositary Receipts. The Company has agreed that if the Deposit Agreement is terminated to assist in maintaining the Company’s status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, the Company will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed or (ii) there shall have been a final distribution in respect of the related Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Shares.

Charges of Preferred Share Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Share Depositary in connection with the performance of its duties under the Deposit Agreement.

Resignation and Removal of Depositary. The Preferred Share Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Share Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Share Depositary. A successor Preferred Share Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous. The Preferred Share Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Share Depositary with respect to the related Preferred Shares.

Neither the Preferred Share Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Share Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Share Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Share Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the Preferred Share Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Share Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Warrants

Equity Residential may issue warrants for the purchase of our Common Shares or Preferred Shares of any series by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the shareholders of Equity Residential and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the Preferred Shares of any series or Common Shares that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related Preferred Shares of any series or Common Shares, if any, will be separately transferable;

•	the price at which each share of Preferred Share of any series or Common Share that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

Share Purchase Contracts

We may issue share purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common shares, preferred shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preferred shares or depositary shares. The consideration per share of common shares or preferred shares or per depositary share may be fixed at the time the share purchase contracts are issued or may be determined by a specific reference to a formula set forth in the share purchase contracts. The share purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The share purchase contracts may be issued separately or as part of share purchase units consisting of a share purchase contract and debt securities, preferred shares or debt obligations of third parties, including U.S. treasury securities, other share purchase contracts or common shares, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common shares, preferred shares, depository shares or other security or property under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the share purchase contracts.

The securities related to the share purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of share purchase contracts to purchase the underlying security or property under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement.

EQR Debt Securities

The EQR Debt Securities may be senior or subordinated, may be convertible into Common Shares, and will be issued pursuant to an indenture, dated as of a date prior to such issuance.

Guarantees of ERP Debt Securities

At its sole option, Equity Residential may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of ERP Debt Securities of ERP Operating Limited Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement and supplemental indenture relating to the guaranteed ERP Debt Securities.

DESCRIPTION OF ERP OPERATING LIMITED PARTNERSHIP SECURITIES

ERP Debt Securities

General. The following description sets forth certain general terms and provisions of the ERP Debt Securities to which any prospectus supplement may relate. The particular terms of the ERP Debt Securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such ERP Debt Securities. Please note that in this section entitled “Description of ERP Operating Limited Partnership Securities,” references to “we,” “our” and “us” refer to ERP Operating Limited Partnership, as the issuer of the ERP Securities, unless the context requires otherwise.

The ERP Debt Securities may be senior or subordinated debt securities, and may be exchangeable for Common Shares. The ERP Debt Securities will be issued pursuant to an indenture, dated as of October 1, 1994 (the “original indenture”), as supplemented by the first supplemental indenture thereto, dated as of September 9, 2004, the second supplemental indenture thereto, dated as of August 23, 2006, the third supplemental indenture thereto, dated as of June 4, 2007 (the “Third Supplemental Indenture”), and the fourth supplemental indenture thereto, dated December 12, 2011 (the “Fourth Supplemental Indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, NA, as successor to The First National Bank of Chicago), as trustee (collectively, the “Indenture”). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, or as described above under “Where You Can Find More Information About Us.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the ERP Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the ERP Debt Securities. Capitalized terms used in this prospectus that are not defined herein have the meanings set forth in the Indenture. All section references appearing below refer to sections of the Indenture or to the Third Supplemental Indenture.

ERP Operating Limited Partnership is the only obligor with respect to the ERP Debt Securities and neither any limited or general partner of ERP Operating Limited Partnership, including Equity Residential, in its individual capacity and as general partner of ERP Operating Limited Partnership, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of ERP Operating Limited Partnership or of any successor of any limited or general partner of ERP Operating Limited Partnership has any obligation for payment of the ERP Debt Securities or for any of ERP Operating Limited Partnership’s obligations, covenants or agreements contained in the ERP Debt Securities or the Indenture except in the event that the ERP Debt Securities are specifically guaranteed by Equity Residential, at its sole option, as set forth in an applicable prospectus supplement. By accepting the ERP Debt Securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of ERP Debt Securities.

The ERP Debt Securities may be issued in one or more series, as determined by the Board of Trustees of Equity Residential, as our general partner, or as established in the Indenture or in one or more supplements to the Indenture. All ERP Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the ERP Debt Securities of such series, for issuances of additional ERP Debt Securities of such series (Section 301).

There may be more than one Trustee under the Indenture, each with respect to one or more series of ERP Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of ERP Debt Securities, and a successor Trustee may be appointed to act with respect to that series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of ERP Debt Securities, each shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609). Except as otherwise indicated in the Indenture, any action described in the Indenture to be taken by the Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of ERP Debt Securities for which it is Trustee under the Indenture.

The prospectus supplement will contain the specific terms relating to the series of ERP Debt Securities being offered, including without limitation:

(1)	the title of the ERP Debt Securities;

(2)	the aggregate principal amount of the ERP Debt Securities and any limit on the aggregate principal amount;

(3)	the percentage of the principal amount at which the ERP Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4)	the date or dates, or the method for determining the date or dates, on which the principal of the ERP Debt Securities will be payable;

(5)	the rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the ERP Debt Securities will bear interest, if any;

(6)	the date or dates, or the method for determining the date or dates, from which any interest on the ERP Debt Securities will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which such dates shall be determined, the person to whom interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)	the place or places where, if other than or in addition to the Borough of Manhattan, City of New York,

(x)	the principal of (and premium and make-whole amounts, if any) and interest, if any, on ERP Debt Securities will be payable,

(y)	ERP Debt Securities may be surrendered for conversion or registration of transfer or exchange and

(z)	notices or demands to or upon us in respect of ERP Debt Securities and the Indenture may be served;

(8)	the period or periods within which, the price or prices at which and the terms and conditions upon which ERP Debt Securities may be redeemed, in whole or in part, at our option, if we are to have this option;

(9)	our obligation, if any, to redeem, repay or purchase ERP Debt Securities at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices as to which and the terms and conditions upon which the ERP Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to this obligation;

(10)	if other than the Trustee under the Indenture, the identity of each security registrar for our registered securities and/or any person authorized by us to pay the principal of (and premium, if any) or interest on any securities or coupons on our behalf;

(11)	if other than United States dollars, the currency or currencies in which the ERP Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)	whether the amount of payments of principal of (and premium, if any) or interest, if any, on the ERP Debt Securities may be determined with reference to an index, formula or other method, the basis for such formula, if any, and the manner in which amounts shall be determined;

(13)	provisions, if any, granting special rights to the holders of our securities of the series upon the occurrence of such events as may be specified;

(14)	any additions to, modifications of or deletions from the terms of the ERP Debt Securities with respect to the events of default or covenants set forth in the Indenture;

(15)	whether the ERP Debt Securities will be issued in certificated or book-entry form;

(16)	whether the ERP Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

(17)	if the securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(18)	the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

(19)	whether and under what circumstances we will pay additional amounts as contemplated in the Indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the ERP Debt Securities in lieu of making such payment; and

(20)	any other terms of the ERP Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

The ERP Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity (“Original Issue Discount Securities”). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Except as set forth below under “Certain Covenants,” the Indenture does not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of ERP Debt Securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, restrictions on ownership and transfers of Equity Residential’s common shares and preferred shares of beneficial interest are designed to preserve Equity Residential’s status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information concerning any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer. Unless otherwise described in the applicable prospectus supplement, the registered securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of ERP Debt Securities will be payable at the corporate trust office of the Trustee, located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

Subject to certain limitations imposed upon ERP Debt Securities issued in book-entry form, the ERP Debt Securities of any series will be exchangeable for other ERP Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the ERP Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon ERP Debt Securities issued in book-entry form, the ERP Debt Securities of any series may be surrendered for conversion, registration of transfer or exchange thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any ERP Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any paying, transfer or other agent (in addition to the Trustee) initially designated by us with respect to any series of ERP Debt Securities, we may at any time rescind the designation of any agent or approve a change in the location through which any agent acts, except that we will be required to maintain a transfer agent in each place of payment for the applicable series. We may at any time designate additional transfer agents with respect to any series of ERP Debt Securities (Section 1002).

Neither we nor the Trustee shall be required to:

(1) issue, register the transfer of or exchange ERP Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of ERP Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale. We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other entity, provided that.

(1) we will be the continuing entity, or the successor entity will be an entity organized and existing under the laws of the United States or a state thereof and will expressly assume payment of the principal of and premium (if any) and any interest (including all additional amounts, if any, payable pursuant to Section 1012) on all of the ERP Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2) immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any of our subsidiaries as a result thereof as having been incurred by us, or our subsidiary at the time of such transaction, no event of default under the Indenture, and no event which after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

(3) an officers’ certificate of Equity Residential, as our general partner, and a legal opinion covering these conditions shall have been delivered to the Trustee (Sections 801 and 803).

Certain Covenants. This section describes promises we make with respect to our securities issued pursuant to the Indenture. Securities issued prior to the dates of the Third Supplemental Indenture and Fourth Supplemental Indenture have different debt covenants than set forth below.

Limitation on Outstanding Debt. We will not, and will not permit any subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are Equity Residential, us and/or any of our Subsidiaries (but only so long as such Debt is held solely by any of Equity Residential, us and any Subsidiary)) that is subordinate in right of payment of the ERP Debt Securities, if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds of that Debt, our total Debt would exceed 65% of our Total Assets at the reporting date.

Ratio of Consolidated EBITDA to Annual Service Charge. We will not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated EBITDA to the Maximum Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the incurrence of the additional Debt is less than 1.5, on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the proceeds from that Debt, and calculated on the assumption that:

•

the additional Debt and any other Debt incurred by us and our Subsidiaries since the first day of the applicable four-quarter period and the application of the proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

•

the repayment or retirement of any other Debt repaid or retired by us and our Subsidiaries since the first day of that four-quarter period occurred at the beginning of that period, except that in determining the amount of Debt repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period;

•

in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of that four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition being included in that pro forma calculation;

•	any income earned as a result of any increase in Total Assets since the end of that four-quarter period had been earned, on an annualized basis, for that period; and

•

in the case of any acquisition or disposition of any asset or group of assets by us or any of our Subsidiaries since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition or disposition being included in that pro forma calculation.

Secured Debt. In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from that Debt, the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any subsidiary is greater than 40% of our Total Assets.

Unencumbered Assets. In addition to the covenants described above, we are also required to maintain Total Unencumbered Assets of not less than 125% of the aggregate outstanding principal amount of our Unsecured Debt.

For purposes of the foregoing covenants regarding the limitation on the incurrence of Debt, Debt shall be deemed to be “incurred” by us and our subsidiaries on a consolidated basis whenever we or any of our subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof (Third Supplemental Indenture).

Restrictions on Distributions. We will not make any distribution in respect of our partnership interests, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in our capital for the purpose of acquiring interests in real property or otherwise) if, immediately after the distribution, the aggregate of all distributions made since March 31, 1993 shall exceed our and our subsidiaries’ Funds from Operations from March 31, 1993 until the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the distribution; provided, however, that the foregoing limitation shall not apply to any distribution which is necessary to maintain Equity Residential’s status as a REIT under the Internal Revenue Code, if the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets (as defined in the original indenture,

Section 1004). Notwithstanding the foregoing, we will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration the payment would have complied with the provisions of this paragraph (Section 1005).

Existence. Except as permitted under “Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business, and that the loss thereof is not disadvantageous in any material respect to the holders of the ERP Debt Securities (Section 1006).

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we shall not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (Section 1007).

Insurance. We will and will cause each of our subsidiaries to keep all insurable properties insured against loss or damage at least equal to their then fully insurable value with financially sound and reputable insurers (Section 1008).

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or our subsidiaries’ income, profits or property, and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Provision of Financial Information. The holders of the ERP Debt Securities will be provided with copies of our annual reports and quarterly reports. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) if we were so subject, such documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file such documents if we were so subject. We will also in any event

(1) within 15 days of each required filing date (x) transmit by mail to all holders of ERP Debt Securities, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (y) file with the Trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

(2) if filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder (Section 1010).

As used herein,

“Acquired Debt” means Debt of an entity (i) existing at the time such entity becomes a subsidiary or (ii) assumed in connection with the acquisition of assets from such entity, in each case, other than Debt incurred in connection with, or in contemplation of, such entity becoming a subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any entity or the date the acquired entity becomes a subsidiary (Third Supplemental Indenture).

“Capitalization Rate” means 6.75% (Third Supplemental Indenture).

“Capitalized Property Value” means, as of any date, the aggregate sum of all Property EBITDA for each of our properties for the prior four quarters and capitalized at the applicable Capitalization Rate, provided, however, that if the value of a particular property calculated in accordance with this definition is less than the undepreciated book value of that property determined in accordance with GAAP, the undepreciated book value shall be used in lieu thereof with respect to that property (Third Supplemental Indenture).

“Consolidated EBITDA” means, for any period of time, without duplication, net earnings or losses, including the net incremental gains or losses on sales of condominium units, vacant land and other non-depreciated real property and excluding net derivative gains or losses and gains or losses on dispositions of REIT depreciable real estate investments as reflected in the reports filed by us under the Exchange Act, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as we determine in good faith; and (6) minority interest. In each case for such period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of those assets from service as if the placement of those assets in service or removal of those assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period (Third Supplemental Indenture).

“Consolidated Net Income” for any period means the amount of our consolidated net income (or loss) and that of our subsidiaries for such period determined on a consolidated basis in accordance with GAAP (Section 101).

“Debt” means any indebtedness of ours or any subsidiary, whether or not contingent, in respect of

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary,

(3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or

(4) any lease of property by us or any subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness incurred under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of ours or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, indebtedness of another person other than us or any subsidiary, it being understood that Debt shall be deemed to be incurred by us and our subsidiaries on a consolidated basis whenever we or our subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof (Section 101).

“Funds from Operations” for any period means our Consolidated Net Income for the period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with GAAP (Section 101).

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any series of ERP Debt Securities, the excess, if any, of (1) the aggregate present value as of the date of the redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of that dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which the principal and interest would have been payable if the redemption or accelerated payment had not been made, over (2) the aggregate principal amount of the series of ERP Debt Securities being redeemed or paid.

“Maximum Annual Service Charge” for any period means the amount payable (including, if determined on a pro forma basis, the maximum amount which may become payable) in any 12-month period for interest on Debt (Section 101).

“Property EBITDA” is defined as, for any period of time, without duplication, net earnings or losses, excluding net derivative gains or losses and gains or losses on dispositions of real estate, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense, including prepayment penalties; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith by us, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as determined in good faith by us; and (6) minority interest. In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs, employee and trustee stock and stock option expense and pursuit cost write-offs as we determine in good faith (Third Supplemental Indenture).

“Reinvestment Rate” means 0.25% (one-fourth of one percent) plus the yield under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Stabilized Property” means (1) with respect to an acquisition of an income producing property, a property becomes stabilized when we or our Subsidiaries have owned the property for at least four full quarters and (2) with respect to new construction or redevelopment property, a property becomes stabilized four full quarters after the earlier of (a) 18 months after substantial completion of construction or redevelopment, and (b) the quarter in which the physical occupancy level of the property is at least 93% (Third Supplemental Indenture).

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

“subsidiary” means a corporation, a limited liability company or a partnership, a majority of the outstanding voting stock or limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more other of our subsidiaries. For the purposes of this definition, “voting stock” means stock or interests having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock or interests has such voting power by reason of any contingency (Section 101).

“Total Assets” mean the sum of: (1) for Stabilized Properties, Capitalized Property Value; and (2) for all other assets of ours and our Subsidiaries, undepreciated book value as determined in accordance with GAAP (but excluding accounts receivable and intangibles) (Third Supplemental Indenture).

“Total Unencumbered Assets” means the sum of: (1) the Capitalized Property Values of Stabilized Properties not subject to an encumbrance and (2) for all other assets of ours and our Subsidiaries not subject to an encumbrance, undepreciated book value of such assets as determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that all investments by us and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included (Fourth Supplemental Indenture).

“Unsecured Debt” means all Debt of ours and our Subsidiaries except Secured Debt (Third Supplemental Indenture).

Additional Covenants and/or Modifications to the Covenants Described Above. Any additional covenants and/or modifications to the covenants described above with respect to any series of ERP Debt Securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver. The Indenture provides that the following events are “events of default” with respect to the ERP Debt Securities issued thereunder:

(1) default in the payment of any interest on or Additional Amounts with respect to any debt security of such series when due and payable and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at its maturity;

(3) default in the performance, or breach, of any other covenant or warranty of ours contained in the Indenture (other than a covenant or warranty added to the Indenture solely for the benefit of a series of ERP Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture;

(4) a default under any bond, debenture, note or other evidence of indebtedness of ours, or under any mortgage, indenture or other instrument of ours under which there may be issued or by which there may be secured any indebtedness of ours (or by any subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given to us by the trustee or by the holders of at least 10% in principal amount of the outstanding ERP Debt Securities of that series a written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled;

(5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours, any Significant Subsidiary or all or substantially all of our or their property; and

(6) any other event of default provided with respect to the ERP Debt Securities of a particular series (Section 501).

“Significant Subsidiary” means any subsidiary of ours which is a “Significant Subsidiary” (within the meaning of Regulation S-X, promulgated under the Securities Act).

If an event of default under the Indenture with respect to ERP Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% of the principal amount of the outstanding ERP Debt Securities of that series will have the right to declare the principal of (or, if the ERP Debt Securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) on all of the ERP Debt Securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to ERP Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding ERP Debt Securities of that series may rescind and annul such declaration and its consequences if

(1) we shall have paid or deposited with the Trustee all required payments of the principal of and premium (if any) and interest on the outstanding ERP Debt Securities of such series that have become due otherwise than by such declaration of acceleration, plus certain fees, expenses, disbursements and advances of the Trustee, and

(2) all events of default, other than the non-payment of accelerated principal or interest, with respect to the ERP Debt Securities of such series have been cured or waived as provided in the Indenture (Section 502).

The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding ERP Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of or premium (if any) or interest on or Additional Amounts payable in respect of any debt security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby (Section 513).

The Trustee will be required to give notice to the holders of ERP Debt Securities within 90 days of a default under the Indenture, unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the holders of any series of ERP Debt Securities of any default with respect to that series (except a default in the payment of the principal of or premium (if any) or interest on or any Additional Amounts with respect to any debt security) if and so long as the responsible officers of the Trustee consider such withholding to be in the interest of those holders (Section 601).

The Indenture provides that no holders of ERP Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding ERP Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of ERP Debt Securities from instituting suit for the enforcement of payment of the principal of and premium (if any) and interest on such ERP Debt Securities at the respective due dates thereof (Section 508).

Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of ERP Debt Securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding ERP Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of ERP Debt Securities of such series not joining therein (Section 512).

Within 120 days after the end of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers of Equity Residential, as to the officer’s knowledge of our compliance with all conditions and covenants under the Indenture and, in the event of any noncompliance, specifying each instance of noncompliance and the nature and status thereof (Section 1011).

Modification of the Indenture. Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding ERP Debt Securities issued under the Indenture which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

(1) change the stated maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or premium payable upon the redemption of, any debt security;

(3) adversely affect any right of repayment at the option of the holder of any debt security;

(4) change the place of payment, or the currency, for payment of principal of any debt security or any premium or interest on any debt security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

(6) reduce the above-stated percentage of outstanding ERP Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

(7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby (Section 902).

The holders of not less than a majority in principal amount of outstanding ERP Debt Securities of each series affected thereby have the right to waive our compliance with certain covenants in the Indenture (Section 1013).

Modifications and amendments of the Indenture may be permitted to be made by us and the Trustee without the consent of any holders of ERP Debt Securities for any of the following purposes:

(1) to evidence the succession of another person as obligor under the Indenture;

(2) to add to our covenants for the benefit of the holders of all or any series of ERP Debt Securities or to surrender any right or power conferred upon us in Indenture;

(3) to add events of default for the benefit of the holders of all or any series of ERP Debt Securities;

(4) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the modification or amendment which is entitled to the benefit of such provision;

(5) to secure the ERP Debt Securities;

(6) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(7) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of ERP Debt Securities of any series issued under the Indenture in any material respect; or

(8) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of ERP Debt Securities, provided that such action shall not adversely affect the interests of the holders of the ERP Debt Securities of any series in any material respect (Section 901).

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding ERP Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of ERP Debt Securities, ERP Debt Securities owned by us, or by any other obligor upon the ERP Debt Securities or any affiliate of ours, Equity Residential or of any other obligor, shall be disregarded.

The Indenture contains provisions for convening meetings of the holders of ERP Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the outstanding ERP Debt Securities of such series, or in any such case, upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding ERP Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding ERP Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding ERP Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of ERP Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of ERP Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or presenting a majority in principal amount of the outstanding ERP Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding ERP Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding ERP Debt Securities will constitute a quorum (Section 1504).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of ERP Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding ERP Debt Securities affected thereby, or of the holders of any series and one or more additional series:

(1) there shall be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding ERP Debt Securities of the series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance. We may discharge certain obligations to holders of any series of ERP Debt Securities that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such ERP Debt Securities in respect of principal and premium (if any) and interest to the date of such deposit (if such ERP Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).

The Indenture provides that, if the provisions of Article Fourteen of the Indenture are made applicable to the ERP Debt Securities of or within any series pursuant to Section 301 of the Indenture, we may elect either

(1) to defease and be discharged from any and all obligations with respect to such ERP Debt Securities (except for the obligations to register the transfer or exchange of such ERP Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen ERP Debt Securities, to maintain an office or agency in respect of such ERP Debt Securities and to hold moneys for payment in trust) (referred to herein as “defeasance”) (Section 1402), or

(2) to be released from our obligations with respect to such ERP Debt Securities under Sections 1004 to 1010, inclusive, of the Indenture (being the restrictions described under “Certain Covenants”) and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such ERP Debt Securities (referred to herein as “covenant defeasance”) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in cash or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and premium (if any) and interest on such ERP Debt Securities on the scheduled due dates therefor.

Such a trust may only be established if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404).

“Government Obligations” means securities that are (1) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option or the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

In the event we effect covenant defeasance with respect to any ERP Debt Securities, and those ERP Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (3) under “Events of Default, Notice and Waiver” with respect to Sections 1004 to 1010, inclusive, of the Indenture (which Sections would no longer be applicable to such ERP Debt Securities), the amount of Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such ERP Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such ERP Debt Securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the ERP Debt Securities of or within a particular series.

Optional Redemption of Securities. Unless otherwise indicated in the prospectus supplement relating to any series of ERP Debt Securities, the ERP Debt Securities may be redeemed at any time at our option, in whole or in part, at the redemption price set forth in the prospectus supplement to be determined at the time the ERP Debt Securities are issued.

From and after notice has been given as provided in the Indenture, if funds for the redemption of any ERP Debt Securities called for redemption shall have been made available on the redemption date, such ERP Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the ERP Debt Securities will be to receive payment of the redemption price.

Notice of optional redemption of any ERP Debt Securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the ERP Debt Securities held by the holder to be redeemed.

If we elect to redeem ERP Debt Securities, we will notify the Trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of ERP Debt Securities to be redeemed and the redemption date. If less than all the ERP Debt Securities are to be redeemed, the Trustee shall select the ERP Debt Securities to be redeemed in such manner as it shall deem fair and appropriate.

Subordination. If the ERP Debt Securities are subordinated debt securities, they may be subordinated to all or a portion of the senior debt securities issued and outstanding or issued in the future.

Book-Entry System. Unless otherwise indicated in the prospectus supplement, the ERP Debt Securities will initially be issued in the form of one or more global ERP Debt Securities, in registered form, without coupons. Unless otherwise specified in the prospectus supplement, The Depository Trust Company (“DTC”) will act as depository for the global ERP Debt Securities. The global ERP Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. You should refer to the prospectus supplement for more detailed information with respect to the issuance of definitive securities and the terms thereof, and the terms of the depositary arrangements we have made with respect to any global security.

So long as the depository, or its nominee, is the registered owner of a global debt security, such depository or such nominee, as the case may be, will be considered the owner of such global debt security for all purposes under the Indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in one or more global ERP Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the Indenture. Accordingly, each person holding a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global ERP Debt Securities.

Global ERP Debt Securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global ERP Debt Securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days of our receipt of notice of such an event. DTC is under no obligation to provide its services as depositary for the global ERP Debt Securities of any series and may discontinue providing its services at any time. We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In any such case, we have agreed to notify the trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global ERP Debt Securities, certificated securities representing such ERP Debt Securities will be delivered to DTC and issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such global ERP Debt Securities.

The following is based solely on information furnished by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with direct participants, the participants. The DTC rules applicable to its participants are on file with the SEC.

Purchases of ERP Debt Securities through the DTC system must be made by or through direct participants, which will receive a credit for such purchases of ERP Debt Securities on the records maintained by DTC or its nominee. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase; however, we expect that they will receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the ERP Debt Securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the ERP Debt Securities, except in the event that use of the book-entry system for the ERP Debt Securities is discontinued or in other limited circumstances.

To facilitate subsequent transfers, all ERP Debt Securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of ERP Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee does not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the ERP Debt Securities. DTC’s records reflect only the identity of the direct participants to whose accounts such ERP Debt Securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of ERP Debt Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the ERP Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to documents. For example, beneficial owners of global ERP Debt Securities may wish to ascertain that the nominee holding the ERP Debt Securities for their benefit has agreed to obtain and transmit notices to beneficial owners; in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the ERP Debt Securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to the ERP Debt Securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global ERP Debt Securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy and to whose accounts the ERP Debt Securities are credited on the record date.

Principal, interest and premium payments, if any, on the global ERP Debt Securities will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, to Cede & Co. is the responsibility of the trustee and us. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable; however, we take no responsibility for the accuracy of this information.

The underwriters of ERP Debt Securities may be direct participants of DTC. The descriptions of the operations and procedures set forth above are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlements systems and are subject to change from time to time. None of the trustee, us or any agent for payment on or registration of transfer or exchange of any debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such debt security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Considerations Relating to Euroclear and Clearstream. Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Guarantees of EQR Debt Securities

At its sole option, ERP Operating Partnership may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of EQR Debt Securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture for such EQR Debt Securities, dated as of a date prior to their issuance. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement and supplemental indenture relating to the guaranteed EQR Debt Securities.

FEDERAL INCOME TAX CONSIDERATIONS RELATED TO COMMON SHARES

General

The following discussion summarizes all the federal income tax considerations anticipated to be material to a beneficial owner of Common Shares who holds such shares as a “capital asset” within the meaning of the Internal Revenue Code. The applicable prospectus supplement will contain information about additional federal income tax considerations, if any, relating to Securities other than Common Shares. The following discussion, which is not exhaustive of all possible tax considerations, does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

The specific tax attributes of a particular shareholder could have a material impact on the tax considerations associated with the purchase, ownership and disposition of Common Shares. Therefore, it is essential that each prospective shareholder consult with his or her own tax advisors with regard to the application of the federal income tax laws to the shareholder’s personal tax situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, IN LIGHT OF HIS OR HER SPECIFIC OR UNIQUE CIRCUMSTANCES, OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as set forth in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

For purposes of the following discussions, a “domestic shareholder” generally refers to (i) a citizen or resident of the United States; (ii) a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. A “foreign shareholder” generally refers to a person that is not a domestic shareholder or entity treated as a partnership for federal income tax purposes.

If an entity treated as a partnership for federal income tax purposes holds our Common Shares, the federal income tax treatment of an owner of such entity generally will depend on the status of the owner and the activities of the entity. Entities treated as partnerships and their owners should consult their own tax advisors regarding the consequences of the ownership and disposition of Common Shares.

Our Taxation

We elected REIT status beginning with the year that ended December 31, 1992. In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on the portion of our REIT taxable income or capital gain that we distribute to our shareholders. This treatment substantially eliminates the double taxation that applies to most corporations, which pay a tax on their income and then distribute dividends to shareholders who are in turn taxed on the amount they receive. We elected taxable REIT subsidiary status for certain of our corporate subsidiaries, primarily those engaged in condominium conversion and sale activities. As a result, we will be subject to federal income taxes for activities performed by our taxable REIT subsidiaries.

We will be subject to federal income tax at regular corporate rates upon our REIT taxable income or capital gains that we do not distribute to our shareholders. In addition, we will be subject to a 4% excise tax if we do not satisfy specific REIT distribution requirements. We could also be subject to the “alternative minimum tax” on our items of tax preference. In addition, any net income from “prohibited transactions” (i.e., dispositions of property, other than property held by a taxable REIT subsidiary, held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax. We could also be subject to a 100% penalty tax on certain payments received from or on certain expenses deducted by a taxable REIT subsidiary if any such transaction is not respected by the Internal Revenue Service. If we fail to satisfy the 75% gross income test or the 95% gross income test (described below) but have maintained our qualification as a REIT because we satisfied certain other requirements, we will still generally be subject to a 100% penalty tax on the amount by which we fail such gross income test, multiplied by a fraction intended to reflect our profitability. If we fail to satisfy any of the REIT asset tests (described below) by more than a de minimis amount, due to reasonable cause, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets. If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income or asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure. Moreover, we may be subject to taxes in certain situations and on certain transactions that we do not presently contemplate.

Our qualification and taxation as a REIT depend upon our ability to satisfy on a continuing basis, through actual annual operating and other results, various requirements under the Internal Revenue Code, with regard to, among other things, the sources of our gross income, the composition of our assets, the level of our dividends to shareholders, and the diversity of our share ownership. We believe that we have qualified as a REIT for each of our taxable years commencing with our taxable year ended December 31, 1992, and that our current structure and method of operation is such that we will continue to qualify as a REIT.

DLA Piper LLP (US) has provided an opinion to the effect that we were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for its taxable years ended December 31, 1992 through December 31, 2012, and that our current organization and method of operation should enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2013 and thereafter. It must be emphasized that this opinion is based on various assumptions and factual representations made by us and the Operating Partnership relating to our organization, prior and expected operations, the Operating Partnership, and all of the various partnerships, limited liability companies and corporate entities in which we presently have an ownership interest, or in which we had an ownership interest in the past. DLA Piper LLP (US) will not review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the Operating Partnership, and the subsidiary entities, the sources of their gross income, the composition of their assets, the level of our dividends to shareholders and the diversity of our share ownership for any given taxable year will satisfy the requirements under the Internal Revenue Code for qualification and taxation as a REIT.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions described herein do not apply, we will be subject to tax on our taxable income at regular corporate rates. We also may be subject to the corporate “alternative minimum tax.” As a result, our failure to qualify as a REIT would significantly reduce the cash we have available to distribute to our shareholders. Unless entitled to statutory relief, we would be disqualified as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we would be entitled to statutory relief.

Our qualification and taxation as a REIT depend on our ability to satisfy various requirements under the Internal Revenue Code. We are required to satisfy these requirements on a continuing basis through actual annual operating and other results. Accordingly, there can be no assurance that we will be able to continue to operate in a manner so as to remain qualified as a REIT.

Ownership of Taxable REIT Subsidiaries by Us. The Internal Revenue Code provides that REITs may own greater than ten percent of the voting power and value of the securities of a “taxable REIT subsidiary” or “TRS”, provided that the aggregate value of all of the TRS securities held by the REIT does not exceed 25% of the REIT’s total asset value. A TRS is a corporation subject to tax as a regular “C” corporation that has elected, jointly with a REIT, to be a TRS. Generally, a TRS may own assets that cannot otherwise be owned by a REIT and can perform impermissible tenant services (discussed below), which would otherwise taint our rental income under the REIT income tests. However, the REIT will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by our TRSs if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. A TRS may also receive income from prohibited transactions without incurring the 100% federal income tax liability imposed on REITs. Income from prohibited transactions may include the purchase and sale of land, the purchase and sale of completed development properties and the sale of condominium units.

TRSs pay federal and state income tax at the full applicable corporate rates. The amount of taxes paid on impermissible tenant services income and the sale of real estate held primarily for sale to customers in the ordinary course of business may be material in amount. The TRSs will attempt to minimize the amount of these taxes, but we cannot guarantee whether, or the extent to which, measures taken to minimize these taxes will be successful. To the extent that these companies are required to pay taxes, less cash may be available for distributions to shareholders.

Share Ownership Test and Organizational Requirement. In order to qualify as a REIT, our shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. Also, not more than 50% in value of our shares of beneficial interest may be owned directly or indirectly by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. In addition, we must meet certain other organizational requirements, including, but not limited to, that (i) the beneficial ownership in us is evidenced by transferable shares and (ii) we are managed by one or more trustees. We believe that we have satisfied all of these tests and all other organizational requirements and that we will continue to do so in the future. In order to ensure compliance with the 100 person test and the 50% share ownership test discussed above, we have placed certain restrictions on the transfer of our shares that are intended to prevent further concentration of share ownership. However, such restrictions may not prevent us from failing these requirements, and thereby failing to qualify as a REIT.

Gross Income Tests. To qualify as a REIT, we must satisfy two gross income tests:

(1)	At least 75% of our gross income for each taxable year must generally be derived directly or indirectly from rents from real property, investments in real estate and/or real estate mortgages, dividends paid by another REIT and from some types of temporary investments; and

(2)	At least 95% of our gross income for each taxable year must generally be derived from any combination of income qualifying under the 75% test described in (1) above, dividends, non-real estate mortgage interest and gain from the sale or disposition of stock or securities.

To qualify as rents from real property for the purpose of satisfying the gross income tests, rental payments must generally be received from unrelated persons and not be based on the net income of the resident. Also, the rent attributable to personal property must not exceed 15% of the total rent. We may generally provide services to residents without “tainting” our rental income only if such services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “impermissible services”. If such services are impermissible, then we may generally provide them without deriving non-qualified income only if they are considered de minimis in amount, or are provided through an independent contractor from whom we derive no revenue and that meets other requirements, or through a taxable REIT subsidiary.

We believe that the services provided to residents by us either are usually or customarily rendered in connection with the rental of real property and not otherwise considered impermissible, or, if considered impermissible services, will meet the de minimis test or will be provided by an independent contractor or taxable REIT subsidiary. However, we cannot provide any assurance that the Internal Revenue Service will agree with these positions.

If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. In this case, a penalty tax would still be applicable as discussed above. Generally, it is not possible to state whether in all circumstances we would be entitled to the benefit of these relief provisions and in the event these relief provisions do not apply, we will not qualify as a REIT.

Asset Tests. In general, on the last day of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

(1)	At least 75% of the value of our total assets must consist of real estate assets (which include for this purpose shares in other real estate investment trusts) and certain cash-related items;

(2)	Not more than 25% of the value of our total assets may consist of securities other than those in the 75% asset class;

(3)	Except for securities included in item (1) above, equity investments in other REITs, qualified REIT subsidiaries (i.e., corporations owned 100% by a REIT that are not TRSs or REITs), or taxable REIT subsidiaries: (a) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (b) we may not own securities representing more than 10% of the voting power or value of the outstanding securities of any one issuer; and

(4)	Not more than 25% of the value of our total assets may consist of securities of one or more taxable REIT subsidiaries.

The 10% value test described in clause (3)(b) above does not apply to certain “straight debt” and other securities that fall within a safe harbor under the Internal Revenue Code. Under the safe harbor, the following are not considered “securities” held by us for purposes of this 10% value test: (i) straight debt securities, (ii) any loan of an individual or an estate, (iii) certain rental agreements for the use of tangible property, (iv) any obligation to pay rents from real property, (v) any security issued by a state or any political subdivision thereof, foreign government or Puerto Rico only if the determination of any payment under such security is not based on the profits of another entity or payments on any obligation issued by such other entity, or (vi) any security issued by a REIT. The timing and payment of interest or principal on a security qualifying as straight debt may be subject to a contingency provided that (A) such contingency does not change the effective yield to maturity, not considering a de minimis change which does not exceed the greater of 1/4 of 1% or 5% of the annual yield to maturity or we own $1,000,000 or less of the aggregate issue price or value of the particular issuer’s debt and not more than 12 months of unaccrued interest can be required to be prepaid or (B) the contingency is consistent with commercial practice and the contingency is effective upon a default or the exercise of a prepayment right by the issuer of the debt. If we hold indebtedness from any issuer, including a REIT, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying real estate asset or otherwise satisfies the above safe harbor. We currently own equity interests in certain entities that have elected to be taxed as REITs for federal income tax purposes and are not publicly traded. If any such entity were to fail to qualify as a REIT, we would not meet the 10% voting stock limitation and the 10% value limitation and we would, unless certain relief provisions applied, fail to qualify as a REIT. We believe that we and each of the REITs we own an interest in have and will comply with the foregoing asset tests for REIT qualification. However, we cannot provide any assurance that the Internal Revenue Service will agree with our determinations.

If we fail to satisfy the 5% or 10% asset tests described above after a 30-day cure period provided in the Internal Revenue Code, we will be deemed to have met such tests if the value of our non-qualifying assets is de minimis (i.e., does not exceed the lesser of 1% of the total value of our assets at the end of the applicable quarter or $10,000,000) and we dispose of the non-qualifying assets within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by disposing of sufficient assets to meet the asset test within such six month period, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets and disclosing certain information to the Internal Revenue Service. If we cannot avail ourselves of these relief provisions, or if we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements. To qualify as a REIT, we are generally required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to 90% of our REIT taxable income. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. We intend to make timely distributions sufficient to satisfy our annual distribution requirements. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate rates. We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior taxable years. A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Ownership of Partnership Interests By Us. As a result of our ownership of the Operating Partnership, we will be considered to own and derive our proportionate share of the assets and items of income of the Operating Partnership, respectively, for purposes of the REIT asset and income tests, including its share of assets and items of income of any subsidiaries that are treated as partnerships or disregarded entities for federal income tax purposes.

State and Local Taxes. We may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Generally, REITs have seen increases in state and local taxes in recent years. Our state and local tax treatment may not conform to the federal income tax treatment discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

Taxation of Domestic Shareholders Subject to U.S. Tax

General. If we qualify as a REIT, distributions made to our taxable domestic shareholders with respect to their Common Shares, other than capital gain distributions and distributions attributable to taxable REIT subsidiaries, will be treated as ordinary income to the extent that the distributions come out of earnings and profits. These distributions will not be eligible for the dividends received deduction for shareholders that are corporations nor will they constitute “qualified dividend income” under the Internal Revenue Code, meaning that such dividends will be taxed at marginal rates applicable to ordinary income rather than the special capital gain rates currently applicable to qualified dividend income distributed to non-corporate shareholders who satisfy applicable holding period requirements. In determining whether distributions are out of earnings and profits, we will allocate our earnings and profits first to preferred shares and second to the Common Shares. The portion of ordinary dividends which represent ordinary dividends we receive from a TRS, will be designated as “qualified dividend income” to REIT shareholders. These qualified dividends are eligible for preferential tax rates if paid to our non-corporate shareholders.

To the extent we make distributions to our taxable domestic shareholders in excess of our earnings and profits, such distributions will be considered a return of capital. Such distributions will be treated as a tax-free distribution and will reduce the tax basis of a shareholder’s Common Shares by the amount of the distribution so treated. To the extent such distributions cumulatively exceed a taxable domestic shareholder’s tax basis, such distributions are taxable as gain from the sale of shares. Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses.

Dividends declared by a REIT in October, November, or December are deemed to have been paid by the REIT and received by its shareholders on December 31 of that year, so long as the dividends are actually paid during January of the following year. However, this treatment only applies to the extent of the REIT’s earnings and profits existing on December 31. To the extent the shareholder distribution paid in January exceeds available earnings and profits as of December 31, the excess will be treated as a distribution taxable to shareholders in the year paid. As such, for tax reporting purposes, January distributions paid to our shareholders may be split between two tax years.

Distributions made by us that we properly designate as capital gain dividends will be taxable to taxable domestic shareholders as gain from the sale or exchange of a capital asset held for more than one year. This treatment applies only to the extent that the designated distributions do not exceed our actual net capital gain for the taxable year. It applies regardless of the period for which a domestic shareholder has held his or her Common Shares. Despite this general rule, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Generally, we will classify a portion of our designated capital gain dividends as a 20% rate gain distribution and the remaining portion as an unrecaptured Section 1250 gain distribution. A 20% rate gain distribution would be taxable to taxable domestic shareholders that are individuals, estates or trusts at a maximum rate of 20% for individuals, estates or trusts in the highest tax bracket. An unrecaptured Section 1250 gain distribution would be taxable to taxable domestic shareholders that are individuals, estates or trusts at a maximum rate of 25%.

If, for any taxable year, we elect to designate as capital gain dividends any portion of the dividends paid or made available for the year to holders of all classes of shares of beneficial interest, then the portion of the capital gains dividends that will be allocable to the holders of Common Shares will be the total capital gain dividends multiplied by a fraction. The numerator of the fraction will be the total dividends paid or made available to the holders of the Common Shares for the year. The denominator of the fraction will be the total dividends paid or made available to holders of all classes of shares of beneficial interest.

We may elect to retain (rather than distribute as is generally required) net capital gain for a taxable year and pay the income tax on that gain. If we make this election, shareholders must include in income, as long-term capital gain, their proportionate share of the undistributed net capital gain. Shareholders will be treated as having paid their proportionate share of the tax paid by us on these gains. Accordingly, they will receive a tax credit or refund for the amount. Shareholders will increase the basis in their Common Shares by the difference between the amount of capital gain included in their income and the amount of the tax they are treated as having paid. Our earnings and profits will be adjusted appropriately.

In general, a shareholder will recognize gain or loss for federal income tax purposes on the sale or other disposition of Common Shares in an amount equal to the difference between:

(a)	the amount of cash and the fair market value of any property received in the sale or other disposition; and

(b)	the shareholder’s adjusted tax basis in the Common Shares.

The gain or loss will be capital gain or loss if the Common Shares were held as a capital asset. Generally, the capital gain or loss will be long-term capital gain or loss if the Common Shares were held for more than one year.

In general, a loss recognized by a shareholder upon the sale of Common Shares that were held for six months or less, determined after applying certain holding period rules, will be treated as long-term capital loss to the extent that the shareholder received distributions that were treated as long-term capital gains.

Taxation of Domestic Tax-Exempt Shareholders

Most tax-exempt organizations are not subject to federal income tax except to the extent of their unrelated business taxable income, which is often referred to as “UBTI.” Unless a tax-exempt shareholder holds its Common Shares as debt financed property or uses the Common Shares in an unrelated trade or business, distributions to the shareholder should not constitute UBTI. Similarly, if a tax-exempt shareholder sells Common Shares, the income from the sale should not constitute UBTI unless the shareholder held the shares as debt financed property or used the shares in a trade or business.

However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, income from owning or selling Common Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve so as to offset the income generated by its investment in Common Shares. These shareholders should consult their own tax advisors concerning these set aside and reserve requirements which are set forth in the Internal Revenue Code.

In addition, certain pension trusts that own more than 10% of a “pension-held REIT” must report a portion of the distributions that they receive from the REIT as UBTI. We have not been and do not expect to be treated as a pension-held REIT for purposes of this rule.

Taxation of Foreign Shareholders

Distributions by Us. Distributions by us to a foreign shareholder that are neither attributable to gain from sales or exchanges by us of U.S. real property interests nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a 30% rate, or a lower treaty rate, unless the dividends are treated as effectively connected with the conduct by the foreign shareholder of a U.S. trade or business. Please note that under certain treaties lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are effectively connected with a U.S. trade or business will be subject to tax on a net basis at graduated rates, and are generally not subject to withholding. Certification and disclosure requirements must be satisfied before a dividend is exempt from withholding under this exemption. A foreign shareholder that is a corporation also may be subject to an additional branch profits tax at a 30% rate or a lower treaty rate.

We expect to withhold U.S. income tax at the rate of 30% on any such distributions made to a foreign shareholder unless:

(a)	a lower treaty rate applies and any required form or certification evidencing eligibility for that reduced rate is filed with us; or

(b)	the foreign shareholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected income.

If such distribution is in excess of our current or accumulated earnings and profits, it will not be taxable to a foreign shareholder to the extent that the distribution does not exceed the adjusted basis of the shareholder’s

Common Shares. Instead, the distribution will reduce the adjusted basis of the Common Shares. To the extent that the distribution exceeds the adjusted basis of the Common Shares, it will give rise to gain from the sale or exchange of the shareholder’s Common Shares. The tax treatment of this gain is described below.

We intend to withhold at a rate of 30%, or a lower applicable treaty rate, on the entire amount of any distribution not designated as a capital gain distribution. In such event, a foreign shareholder may seek a refund of the withheld amount from the Internal Revenue Service if it is subsequently determined that the distribution was, in fact, in excess of our earnings and profits, and the amount withheld exceeded the foreign shareholder’s U.S. tax liability with respect to the distribution.

Any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market, will be treated as an ordinary dividend described above, if the foreign shareholder did not own more than 5% of such class of stock at any time during the one year period ending on the date of the distribution. Foreign shareholders generally will not be required to report such distributions received from us on U.S. federal income tax returns and all distributions treated as dividends for U.S. federal income tax purposes, including any capital gain dividends, will be subject to a 30% U.S. withholding tax (unless reduced or eliminated under an applicable income tax treaty), as described above. In addition, the branch profits tax will no longer apply to such distributions.

Distributions to a foreign shareholder that we designate at the time of the distributions as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally will not be subject to U.S. federal income taxation unless:

(a)	the investment in the Common Shares is effectively connected with the foreign shareholder’s U.S. trade or business, in which case the foreign shareholder will be subject to the same treatment as domestic shareholders, except that a shareholder that is a foreign corporation may also be subject to the branch profits tax, as discussed above; or

(b)	the foreign shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), distributions to a foreign shareholder that are attributable to gain from sales or exchanges of U.S. real property interests will cause the foreign shareholder to be treated as recognizing the gain as income effectively connected with a U.S. trade or business. This rule applies whether or not a distribution is designated as a capital gain dividend. Accordingly, foreign shareholders generally would be taxed on these distributions at the same rates applicable to domestic shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In addition, a foreign corporate shareholder might be subject to the branch profits tax discussed above, as well as U.S. federal income tax return filing requirements. We are required to withhold 35% of these distributions. The withheld amount can be credited against the foreign shareholder’s U.S. federal income tax liability.

Although the law is not entirely clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the Common Shares held by domestic shareholders would be treated with respect to foreign shareholders in the same manner as actual distributions of capital gain dividends. Under that approach, foreign shareholders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on these undistributed capital gains. In addition, if timely requested, foreign shareholders might be able to receive from the Internal Revenue Service a refund to the extent their proportionate share of the tax paid by us were to exceed their actual U.S. federal income tax liability.

Foreign Shareholders’ Sales of Common Shares. Gain recognized by a foreign shareholder upon the sale or exchange of Common Shares generally will not be subject to U.S. taxation unless the shares constitute a “U.S. real property interest” within the meaning of FIRPTA. The Common Shares will not constitute a U.S. real property interest so long as we are a domestically controlled REIT. A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign shareholders. We believe that we are a domestically controlled REIT. Therefore, we believe that the sale of Common Shares will not be subject to taxation under FIRPTA. However, because Common Shares and preferred shares are publicly traded, we cannot guarantee that we will continue to be a domestically controlled REIT. In any event, gain from the sale or exchange of Common Shares not otherwise subject to FIRPTA will be subject to U.S. tax, if either:

(a)	the investment in the Common Shares is effectively connected with the foreign shareholder’s U.S. trade or business, in which case the foreign shareholder will be subject to the same treatment as domestic shareholders with respect to the gain; or

(b)	the foreign shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Even if we do not qualify as or cease to be a domestically controlled REIT, gain arising from the sale or exchange by a foreign shareholder of Common Shares still would not be subject to U.S. taxation under FIRPTA as a sale of a U.S. real property interest if:

(a)	the class or series of shares being sold is “regularly traded,” as defined by applicable Internal Revenue Service regulations, on an established securities market such as the New York Stock Exchange; and

(b)	the selling foreign shareholder owned 5% or less of the value of the outstanding class or series of shares being sold throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of Common Shares were subject to taxation under FIRPTA, the foreign shareholder would be subject to regular U.S. income tax with respect to the gain in the same manner as a taxable domestic shareholder, subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the branch profits tax in the case of foreign corporations. The purchaser of the Common Shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

Information Reporting Requirement and Backup Withholding

We will report to our domestic shareholders and the Internal Revenue Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under certain circumstances, domestic shareholders may be subject to backup withholding. Backup withholding will apply only if such domestic shareholder fails to furnish certain information to us or the Internal Revenue Service. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Domestic shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against such person’s U.S. federal income tax liability and may entitle such person to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Recent Legislation

Medicare Tax on Unearned Income. The Health Care and Education Reconciliation Act of 2010 requires certain domestic shareholders that are taxed as individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares for taxable years beginning after December 31, 2012.

Withholding on Foreign Financial Institutions and Non-U.S. Shareholders. The Foreign Account Tax Compliance Act (“FATCA”) is contained in Sections 1471 through 1474 of the Internal Revenue Code (and the

Treasury Regulations thereunder) and was originally enacted in 2010 as part of the Hiring Incentives to Restore Employment Act. FATCA will impose a U.S. withholding tax at a 30% rate on dividends paid after June 30, 2014 and on proceeds from the sale of our shares paid after December 31, 2016 to “foreign financial institutions” (as defined under FATCA) and certain other foreign entities if certain due diligence and disclosure requirements related to U.S. accounts with, or ownership of, such entities are not satisfied or an exemption does not apply. If FATCA withholding is imposed, non-U.S. beneficial owners that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise).

PLAN OF DISTRIBUTION

We may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the Securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the Securities will be set forth in the applicable prospectus supplement. The prospectus supplement may further state that such underwriters may allow discounts, concessions or commissions to participating dealers. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If the applicable prospectus supplement indicates, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase Securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The amount of each contract and the aggregate principal amount of Securities sold pursuant to contracts shall be the respective amounts stated in the applicable prospectus supplement. Contracts, when authorized, may be made with institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (1) the purchase by an institution shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which an institution is subject, and (2) if the Securities are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the Securities less the principal amount thereof covered by contracts.

Some of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

The consolidated financial statements and schedule of Equity Residential and ERP Operating Limited Partnership appearing in Equity Residential’s and ERP Operating Limited Partnership’s Current Report (Form 8-K) dated June 14, 2013 for the year ended December 31, 2012, and the effectiveness of Equity Residential’s and ERP Operating Limited Partnership’s internal control over financial reporting as of December 31, 2012 appearing in Equity Residential’s and ERP Operating Limited Partnership’s Annual Report (Form 10-K) dated February 21, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined statement of revenue and certain expenses of the Archstone Portfolio for the year ended December 31, 2012, appearing in Equity Residential’s and ERP Operating Limited Partnership’s Current Report on Form 8-K/A, filed with the SEC on March 6, 2013, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of such firm as experts in accounting and auditing. KPMG LLP’s report on the combined statement of revenue and certain expenses of the Archstone Portfolio contains a paragraph that states that the combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the SEC, as described in Note 1 to the combined statement of revenue and certain expenses, and it is not intended to be a complete presentation of the Archstone Portfolio’s revenue and expenses.

LEGAL MATTERS

The legality of the Securities offered hereby and certain tax matters will be passed upon for us by DLA Piper LLP (US), Chicago, Illinois.

Equity Residential

13,000,000 Common Shares

PROSPECTUS SUPPLEMENT

July 31, 2013

BofA Merrill Lynch

BNY Mellon Capital Markets, LLC

J.P. Morgan

Morgan Stanley

Scotiabank